EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 2, 2007, accompanying the consolidated financial statements and schedule included in the Annual Report of Carrington Laboratories, Inc. on Form 10-K as of and for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in this Registration Statement of Carrington Laboratories, Inc. on Form S-8.

/s/WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
January 23, 2008